Exhibit 99.1

Wellgistics Health Enters into Smart Contract Services Agreement with DataVault AI to Develop Patented PharmacyChain™ Manufacturer-to-Patient Blockchain-enabled Tracking & Dispensing Platform for Prescription Drug Market

Powered by DataVault AI’s High-Performance Computing & Information Exchange, Data Monetization for Traditional and Compound Pharmacies is Set to Become a Reality in the $639 Billion Prescription Drug Market, with Beta Testing Expected in First Half of 2026

TAMPA, FL, and PHILADELPHIA, PA October 27, 2025 – Wellgistics Health, Inc. (“Wellgistics”) (NASDAQ: WGRX), a leader in next-generation pharmaceutical distribution, digital prescription routing, and AI-powered hub fulfillment, today announced that it has entered into a software as a service (SAAS) agreement with DataVault AI, Inc. (“DataVault”) (NASDAQ: DVLT) , a pioneering technology company leading the way in AI data experience, valuation, and monetization, to begin the development of manufacturer-to-patient blockchain-enabled smart contracts (“PharmacyChain™”) being designed to optimize Wellgistics’ proprietary technology and physical infrastructure for the prescription drug industry. The companies expect to finalize the related profit-sharing license agreement in the fourth quarter of 2025, once all various potential revenue streams stemming from the partnership are identified and valued.

“In just the last few days, we have already received significant inbound interest from manufacturers, pharmacists and insurers who see the significant benefit in being able to reliably close the loop on prescriptions reaching pharmacies, pharmacies rapidly qualifying them for optimized insurance reimbursement and physicians receiving confirmation that patients actually receive their prescribed pharmaceutical regimens,” said Prashant Patel, RPh, President & Interim-CEO of Wellgistics. “We are making the integration of smart contracts a central pillar for our growth strategy going forward, allowing us to differentiate ourselves in the traditional pharmaceutical distribution and compound pharmacy spaces. We expect PharmacyChain to allow us to gain market share in the markets we are already in, as well as expand into new markets. Beta testing for PharmacyChain is expected to begin in the first half of 2026.”

DataVault AI’s Web 3.0 platform provides a proprietary IP and unique value proposition within the pharmaceutical distribution, pharmaceutical manufacturer and compound pharmacy spaces. The patent protected technology, enabled by breakthrough smart contracts, will allow pharmacies to securely and seamlessly receive and transfer data that will allow pharmacists to more easily make appropriate drug dispending decisions for the benefit of patients and insurers.

Patents that cover DataVault AI’s blockchain and secure token driven data scoring, valuation, visualization and monetization on its patented Information Data Exchange® include, but are not limited to:

●	U.S. Patent 12,100,025 entitled “Platform for Management of User Data,” issued on September 24, 2024;

●	U.S. Patent 11,960,622 entitled “Blockchain and secure token driven data scoring, valuation, visualization and monetization,” issued on April 16, 2024;

●	U.S. Patent 12,020,787 entitled “Triggered Responses to Real-time Electroencephalography,” issued on June 25, 2024.

PharmacyChain is also expected to allow manufacturers to better understand their key constituents, physicians and patients, in order to make more personalized sales and marketing campaigns, as well as potentially expand upon the recent trend of direct-to-consumer cash sales. As part of Wellgistics’ desire to help improve patient outcomes, it also intends to ultimately include diagnostic and biometric data, on an opt-in basis, to help further empower healthcare professionals and patients with data-driven recommendations based on gold-standard best practices from leading physicians who leverage the power of biomarker and biometric data to help optimize health outcomes for their patients.

“We are excited to assist Wellgistics in developing new additive revenue streams within the $639 billion prescription drug market,” said Nathaniel Bradley, President & CEO of DataVault AI. “Wellgistics has positioned themselves at the intersection of physical and technology infrastructure in the pharmacy business. Our DataVault AI team will develop Digital Twins of pharmaceutical logistics, delivery systems and patients. Utility tokens will ensure that every medicine you are prescribed will also be accompanied by recommendations to optimize its use for your body by tailoring lifestyle and nutritional recommendations based upon your own personal health profile, on a consented ‘opt-in’ basis. The objective is to align prescribed medicines with increasingly commonplace wellness regimens, rooted in sound science and personal biomarker and biometric data obtained from the increasing use of wearable devices, which have demonstrated improved outcomes in well controlled studies. Previously this was an overwhelming task, however with our technology we can make this commonplace in healthcare’s emerging high performance, data-driven era.”

About Wellgistics Health, Inc.

Wellgistics Health (NASDAQ: WGRX) delivers medications from manufacturer to patient-faster, smarter, and more affordably. Its integrated platform connects 6,500+ pharmacies and 200+ manufacturers, offering wholesale distribution, digital prescription routing, direct-to-patient delivery, and AI-powered hub services such as eligibility, adherence, onboarding, prior authorization, and cash-pay fulfillment. As a PBM-agnostic alternative, Wellgistics provides end-to-end solutions designed to restore access, transparency, and trust in U.S. healthcare.

For more information, visit www.wellgisticshealth.com.

About DataVault AI Inc.

DataVault AI™ (Nasdaq: DVLT) is leading the way in AI driven data experiences, valuation and monetization of assets in the Web 3.0 environment. The company’s cloud-based platform provides comprehensive solutions with a collaborative focus in its Acoustic Science and Data Science Divisions. Datavault AI’s Acoustic Science Division features WiSA®, ADIO® and Sumerian® patented technologies and industry-first foundational spatial and multichannel wireless HD sound transmission technologies with IP covering audio timing, synchronization and multi-channel interference cancellation. The Data Science Division leverages the power of Web 3.0 and high-performance computing to provide solutions for experiential data perception, valuation and secure monetization. Datavault AI’s cloud-based platform provides comprehensive solutions serving multiple industries, including HPC software licensing for sports & entertainment, events & venues, biotech, education, fintech, real estate, healthcare, energy and more. The Information Data Exchange® (IDE) enables Digital Twins, licensing of name, image and likeness (NIL) by securely attaching physical real-world objects to immutable metadata objects, fostering responsible AI with integrity. Datavault AI’s technology suite is completely customizable and offers AI and Machine Learning (ML) automation, third-party integration, detailed analytics and data, marketing automation and advertising monitoring. The company is headquartered in Beaverton, OR. Learn more about Datavault AI at www.dvlt.ai.

Forward-Looking Statements

This press release may contain forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When Wellgistics Health uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. These forward-looking statements include, without limitation, statements regarding Wellgistics Health’s strategy and descriptions of its future operations, prospects, and plans. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially. Additional factors are discussed in Wellgistics Health’s filings with the SEC, available at www.sec.gov.

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